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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the use in this Registration Statement on Form S-1 of Nikola Corporation of our report dated March 6, 2020, relating to the financial statements of VectoIQ Acquisition Corp., appearing in the Prospectus, which is part of this Registration Statement.

        We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

/s/ RSM US LLP

New York, New York
July 17, 2020

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm